UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005 (December 8, 2005)
UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.
(Exact name of registrants as specified in their charters)

Delaware	001-15843	13-3989167
Texas	333-48279	74-1282680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4444 Brittmoore Road
Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)
Registrants’ telephone number, including area code: (713) 335-7000
N/A
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 8, 2005, Universal Compression Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Weatherford International Ltd. ( “Weatherford”) and J. P. Morgan Securities Inc., as sole underwriter (the “Underwriter”), in connection with the offering (the “Offering”) of 6,750,000 shares of the Company’s common stock by Weatherford. These shares are being offered and sold pursuant to a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Company’s registration statement on Form S-3 (File No. 333-121937), which was declared effective on March 9, 2005.
     The Company is not selling any shares of common stock in connection with the Offering and will not receive any of the proceeds from the sale of the shares by Weatherford. The Company and Weatherford have agreed to indemnify the Underwriter against certain liabilities under the Securities Act or to contribute to payments the Underwriter may be required to make because of those liabilities.
     This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
     On December 9, 2005, the Company entered into a purchase agreement (the “Purchase Agreement”) with the Underwriter, pursuant to which the Company agreed to purchase 2,439,024 of the 6,750,000 shares of common shares acquired by the Underwriter in the Offering, at a price of $41.00 per share. The Company’s obligation to purchase such shares is conditional upon the Underwriter’s acquisition of 6,750,000 shares of the Company’s common stock owned by Weatherford. The Company intends to borrow approximately $80 million under its revolving credit facility with the balance of the funding to come from available cash in order to fund the purchase.
     The descriptions of the Underwriting Agreement and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, which are filed as Exhibits 1.1 and 10.1 to this Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)     Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated December 8, 2005 by and among the Company, Weatherford and the Underwriter.

10.1	Purchase Agreement dated December 9, 2005 by and between the Company and the Underwriter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC. (Registrants)
Date: December 9, 2005	By:	/s/D. BRADLEY CHILDERS
D. Bradley Childers
Senior Vice President, and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement dated December 8, 2005 by and among the Company, Weatherford and the Underwriter.

10.1	Purchase Agreement dated December 9, 2005 by and between the Company and the Underwriter.